Exhibit 32 (a)

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        I, Robert S. Taubman, Chief Executive Officer of Taubman Centers, Inc. (the “Registrant”), certify that based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2004 (the “Report”):

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Robert S. Taubman	Date:	March 4, 2005

Robert S. Taubman
Chairman of the Board of Directors,
President, and Chief Executive Officer